UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): March 24, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 24, 2006, Wild Oats Markets, Inc. (the “Company”) and Wells Fargo Bank, N.A. entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement dated as of May 22, 1998 (as amended, the “Rights Agreement”). The Amendment excludes from the definition of “Acquiring Person” in the Rights Agreement each of Ronald W. Burkle, Yucaipa American Management, LLC, Yucaipa American Funds, LLC, Yucaipa American Alliance Fund I, LLC, Yucaipa American Alliance Fund I, LP or Yucaipa American Alliance (Parallel) Fund I, LP or any of their respective Affiliates or Associates (the “Yucaipa Group”) (but only so long as none of such Persons is the Beneficial Owner (as defined in the Rights Agreement) of 20% or more of the shares of common stock then outstanding). The effect of the Amendment is to permit members of the Yucaipa Group to acquire Beneficial Ownership up to 20% of the Company’s outstanding common stock without triggering certain adverse consequences under the Rights Agreement, whereas it could only have acquired Beneficial Ownership of up to 15% of the Company’s outstanding common stock prior to the amendment. Based upon a Schedule 13D/A filed by the Yucaipa Group on February 3, 2006 and the number of shares of the Company’s outstanding common stock as of March 24, 2006, the Yucaipa Group beneficially owns approximately 15.0% of the Company’s outstanding common stock. The Schedule 13D/A filed by the Yucaipa Group reported beneficial ownership by them of 14.9% of the Company’s outstanding common stock on February 3, 2006. The percentage ownership of the Company’s outstanding common stock beneficially owned by the Yucaipa Group increased above 15% as a result of the repurchase by the Company of 678,530 shares its common stock effective February 19, 2006.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of (i) the Rights Agreement prior to the Amendment, a copy of which was filed with the Commission on May 21, 1998 as Exhibit 1 to the Company’s Registration Statement on Form 8-A and incorporated herein by this reference, (ii) Amendment No. 1 to Rights Agreement dated as of February 26, 2002, a copy of which was filed with the Commission on March 27, 2003 as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 29, 2001 and incorporate herein by this reference, and (iii) the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by this reference.
Item 3.03 Material Modifications to Rights of Security Holders.
See the description of the Amendment to the Rights Agreement under Item 1.01 above, which is incorporated herein by this reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 24, 2006, the Board of Directors of the Company amended the Company’s Amended and Restated Bylaws, adopted August 19, 1996 (the “Bylaws”), to eliminate an ambiguity regarding the vote required for stockholders to approve matters other than the election of directors or as otherwise provided by law. The Bylaws previously provided, “Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation...” The comparable provision of the Bylaws, as amended, provides as follows: “When a quorum is present at any meeting, ... a majority of the votes cast upon any other matter shall be the act of the stockholders, unless a different vote is required by an express provision of applicable law, the corporation’s certificate of incorporation, these Bylaws or the rules or regulations of the NASD, the Nasdaq Stock Market or any stock exchange applicable to the corporation, in which case such express provision shall govern.” The amendment reflects the approach currently taken in Nasdaq Marketplace Rule 4350(i)(6), which provides that “Where shareholder approval is required, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast on the proposal.”
The foregoing description of the amendment to the Bylaws contained in this report is qualified in its entirety by reference to (i) the full text of the prior Bylaws, a copy of which was filed with the Commission on August 30, 1996 as Exhibit 3.II.2 to the Company’s Registration Statement on Form S-1 and

incorporated herein by this reference, and (ii) the amendment to the Bylaws adopted on March 24, 2006, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 3.1	First Amendment to the Amended and Restated Bylaws, adopted March 24, 2006.
Exhibit 4.1	Second Amendment to Rights Agreement, dated March 24, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
Date: March 27, 2006	By:	/s/ Freya R. Brier
Freya R. Brier
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	First Amendment to Amended and Restated Bylaws.
Exhibit 4.1	Second Amendment to Rights Agreement, dated March 24, 2006.